EXHIBIT 99.1

MEDIA RELEASE
First Industrial Realty Trust, Inc.
311 South Wacker Drive Suite 4000
Chicago, IL 60606
312/344-4300
FAX: 312/922-9851
First Industrial Names Bruce W. Duncan President and Chief Executive
Officer and Appoints W. Ed Tyler New Chairman of the Board
CHICAGO, January 12, 2009 — First Industrial Realty Trust, Inc. (NYSE: FR), a leading provider of industrial real estate supply chain solutions, today announced that Bruce W. Duncan has been named president and chief executive officer.
Mr. Duncan, 57, brings more than 30 years of real estate management and investment experience to First Industrial. He presently serves as chairman of the board of Starwood Hotels & Resorts Worldwide, Inc (NYSE: HOT), one of the leading hotel and leisure companies in the world, a position he has held since 2005. Mr. Duncan also served as Starwood’s interim chief executive officer from April to September 2007. He also has been a senior advisor to Kohlberg Kravis & Roberts & Co. since July 2008. From 2002 through 2005, Mr. Duncan was president and CEO of Equity Residential (NYSE: EQR), the largest publicly traded apartment REIT. From 1995 to 2000, he was chairman, president and CEO of Cadillac Fairview Corporation, one of North America’s largest owners/developers of retail and office properties. From 1978 to 1994, Mr. Duncan served in several management roles at JMB Realty Corporation, most recently as president and co-CEO of JMB Institutional Realty Corporation.
First Industrial also announced that W. Ed Tyler, who has served as the Company’s interim chief executive officer since October 2008, has been appointed the new non-executive chairman of the Company’s board of directors. Jay H. Shidler has resigned as chairman, and will continue to serve as a member of the board and the chairman of the Company’s investment committee.
“Bruce is the ideal leader for our organization as we navigate through the current environment and seek to capitalize on the long-term opportunities in the industrial real estate sector,” said Mr. Tyler. “The Board’s search committee identified a strong group of potential new leaders and, following extensive review and deliberation, Bruce was our top choice.”
“Bruce brings to First Industrial a strong track record of public company management of industry-leading REITs and successful real estate investment,” continued Mr. Tyler. “We look forward to his contributions to our Company in enhancing shareholder value.”
“I am excited about the opportunity to lead First Industrial into the future,” said Mr. Duncan. “First Industrial is a unique, valuable franchise with a diversified portfolio and customer base, a broad platform in North America’s leading markets staffed by talented industry professionals, and joint venture relationships with leading institutional partners. The company’s weighted average long-term debt maturity is more than seven years, one of the best in the REIT industry, and it has less than $150 million of debt maturing through the end of 2010. I appreciate the confidence of the board of directors and look forward to working with the entire First Industrial team in serving our customers, partners, and shareholders.”
< more >

Mr. Tyler added, “On behalf of the board and our shareholders, I would like to thank Jay Shidler for his service as chairman of the board and look forward to his continuing guidance as a member of the board and in the company’s investment decision-making process.”
“It has been a privilege to serve as chairman of First Industrial since its inception in 1994,” stated Mr. Shidler. “I am pleased that we have secured a talented professional in Bruce Duncan to drive the Company into the future, and I look forward to continuing to contribute to the Company’s success as a member of the board and the investment committee. I would also like to thank Ed Tyler on behalf of the board and the entire company for his leadership as interim CEO.”
Mr. Duncan’s past professional affiliations include having served as a member of the following Executive Committees: the Board of Governors – National Association of Real Estate Trusts (NAREIT), the Canadian Institute for Public Real Estate Companies (CIPREC) and the National Multi-Housing Council (NMHC), as well as past trustee of the International Council of Shopping Centers (ICSC). Mr. Duncan is currently a trustee of RUSH University Medical Center in Chicago. He holds an MBA degree in finance from the University of Chicago and an AB degree in economics from Kenyon College.
First Industrial Realty Trust, Inc. (NYSE: FR) provides industrial real estate solutions for every stage of a customer’s supply chain, no matter how large or complex. Across more than 30 markets in the United States and Canada, our local market experts buy, (re)develop, lease, manage and sell industrial properties, including all of the major facility types – bulk and regional distribution centers, light industrial, manufacturing, and R&D/flex. We continue to receive leading customer service scores from Kingsley Associates, an independent research firm, and in total, we own, manage and have under development nearly 100 million square feet of industrial space. For more information, please visit us at www.firstindustrial.com.
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of complying with those safe harbor provisions.  Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,”  “project” or similar expressions. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a materially adverse affect on our operations and future prospects include, but are not limited to, changes in: national, international (including trade volume growth), regional and local economic conditions generally and real estate markets specifically, legislation/regulation (including changes to laws governing the taxation of real estate investment trusts), our ability to qualify and maintain our status as a real estate investment trust, availability and attractiveness of financing (including both public and private capital) to us and to our potential counterparties, interest rate levels, our ability to maintain our current credit agency ratings, competition, supply and demand for industrial properties (including land, the supply and demand for which is inherently more volatile than other types of industrial property) in the Company’s current and proposed market areas, difficulties in consummating acquisitions and dispositions, risks related to our investments in properties through joint ventures, potential environmental liabilities, slippage in development or lease-up schedules, tenant credit risks, higher-than-expected costs, changes in general accounting principles, policies and guidelines applicable to real estate investment trusts, risks related to doing business internationally (including foreign currency exchange risks and risks related to integrating international properties and operations) and those additional factors described under the heading “Risk Factors” and elsewhere in the Company’s annual report on Form 10-K for the year ended December 31, 2007 and in the Company’s subsequent quarterly reports on Form 10-Q. We caution you not to place undue reliance on forward looking statements, which reflect our outlook only and speak only as of the date of this report or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. For further information on these and other factors that could impact the Company and the statements contained herein, reference should be made to the Company’s filings with the Securities and Exchange Commission.

Contact :	Art Harmon
Director, Investor Relations and Corporate Communications
312-344-4320
###